CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THE REDACTED INFORMATION HAS BEEN BLACKED OUT ON THE EXHIBIT.

SPORTS ENTERTAINMENT NETWORK.

20 March 2023

Apple iSports Australia Pty Ltd
Lee Saltzer
Chief Operating Officer
Level 1, 9/30 Prohasky Street
Port Melbourne, VIC 3207
By email: lee.saltzer@appleisports.com

Dear Lee,

RE: LETTER OF AGREEMENT 2023-2024

This document serves as a binding **Letter of Agreement** between Sports Entertainment Network Pty Ltd (ABN 63 129 637 378) of Level 5, 111 Coventry Street, Southbank Vic 3006 ("**SEN**") and Apple iSports Australia Pty Ltd (ABN 73 655 174 280) of Level 1, 9/30 Prohasky Street, port Melbourne, VIC 3027 (the "**Company**" and together with SEN, the "**Parties**").

The Parties agree to the following terms and conditions of this **Letter of Agreement:**

1 SERVICES

1.1 Subject to the terms of this Letter of Agreement, SEN will provide the Company, and the Company will pay the Fees to receive, the following promotion and production services (the "**Services**") through the following television and radio broadcasts (the "**Programs**"):

June 2023 Activity (APPENDIX 1)

BMAD Commercials and Digital Amplification
- 30 second BMAD commercials across SEN network;
- 15 second BMAD commercials across SEN network;
- 30 second BMAD commercials across SENTrack network; and
- RON digital impressions across sen.com.au/SEN app/social media as per attached Booking Agreement

July 2023 to August 2024 Activity (APPENDIX 2)

Sportsday VIC/TAS/NSW/QLD/SA/WA – Official Wagering Partner
- 10 second Recorded Official Punting Credit – Post Cross and Sweepers;
- 60 second Apple iSports Odds Update (Monday & Tuesday);
- 5 minutes Apple iSports Representative to join the show (Wednesday & Thursday); and
- 30 second Commercials

BMAD Commercials
- 30 second SEN BMAD commercials across SEN network;
- 15 second SEN BMAD commercials across SEN network; and

- Spring/Racing upweight BMAD commercials

Digital Amplification
- Homepage/Listen Live Takeover;
- Video Pre-Rolls (web and app);
- Sportsday Podcast Pre/Post-Rolls (web, app and iTunes);
- RON Display (web and app);
- Show Podcasts (including Apple iSports Odds Updates);
- Show Podcasts (imbedded on Apple iSports website);
- Apple iSports Odds Integration Widget in Sportsday Hub (updated daily);
- Content share;

Odds Update Video Clips; and
- Apple iSports Logo on LED screens in studios

Production Services
- Studio/Rainmaker Access – dates and times to be agreed subject to availability; and
- Commercial/Audio Production as required

Corporate Hospitality
- $50,000 credit for Ballpark hospitality to be used subject to availability

2 TERM

2.1 The term of this Letter of Agreement commences upon execution and concludes on 31 August 2024 (the "**Term**") unless terminated earlier by either Party in accordance with the terms of this Letter of Agreement.

3 FEE STRUCTURE:

3.1 The Company will pay to SEN the following fees (the "**Fees**"):

Booking Agreement – June 2023 (Appendix 1)	$100,000 + GST
Booking Agreement – July 2023 to August 2024 (Appendix 2)	$1,000,000 + GST
Total Fees	**$1,100,000 + GST**

4 PAYMENT TERMS

4.1 The Fees will be paid in accordance with the following table, provided that all invoices must be paid by the Company in cleared funds within 15 days of the invoice date and can be paid via electronic funds transfer or credit card (transaction fees apply):

Invoice Date:	Due Date:	Amount:
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

[redacted]

4.2 SEN may require the Company to pay any production costs and other out of pocket expenses in relation to any advertising materials or any additional hard costs in association with leveraging the Program prior to incurring those costs and expenses.

4.3 Once services for an invoice period have been rendered and paid:

(a) no refund or other claim will be maintained by the Company in respect to a paid invoice;

(b) no claim by way of set off or otherwise will be raised by the Company in respect to an unpaid invoice for any matter which may relate to the performance or otherwise by SEN for any future invoice period; and

(c) the Company agrees that SEN may suspend broadcast of any advertising material lodged by or on behalf of the Company until such time as all outstanding payments (and any administration fee payable thereon) are received by SEN and the Company will remain liable for any commercial airtime or space allocated.

4.4 If GST is, or will be, payable in respect of any supply made by SEN pursuant to these terms and conditions and the amount quoted by SEN is exclusive of any amount payable on account of GST, Client agrees that SEN may increase the consideration payable for the supply by an amount equal to the GST liability arising on the supply, and (subject to receipt of a valid tax invoice) the amount of the GST liability will be payable at the same time as the consideration for the supply.

5 ADMINISTRATION FEE ON LATE PAYMENT

5.1 SEN may in its absolute discretion:

(a) charge an administration fee of 2.0% per month (but with interest accruing on a daily basis) above the prime rate as reported by an Australian bank selected by SEN for any invoiced amounts that remain unpaid for more than 7 days; and

(b) charge this fee at any time during the Term or after the Term and the Fee will relate to any prior payments that were in arrears under this Letter of Agreement.

6 COMMERCIAL ENTITLEMENTS AND CAMPAIGN INFORMATION

6.1 The distribution and placement of radio commercials, product credits and extended credits will be specified in a subsequent Booking Agreement to be signed by the Parties, following execution of this Letter of Agreement.

6.2 As a condition to this Letter of Agreement and the Booking Agreement, the Company will provide SEN with all relevant campaign information, including but not limited to audio files (in WAV format no greater than 6MB), creative summaries and any other information reasonably requested by SEN.

7 CONDITIONS ON PROVISION OF SERVICES

7.1 SEN reserves the right to cease, take down or refuse to accept any [advertising material] [material forming part of a Booking] if that material is (i) offensive, defamatory, racially inflammatory or blasphemous, (ii) contrary to any law, regulation or standards, including the Competition and Consumer Act 2010 (Cth), the Broadcasting Services Act 1992 (Cth), Commercial Radio Australia or ACMA codes, standards or guidelines and any laws governing betting advertising or (iii) deemed by SEN to be in any way detrimental to the interests of SEN or any member of the Sports Entertainment Group of Companies.

7.2 The Company must lodge advertising materials in accordance with any reasonable lodgement requirements of SEN.

7.3 In the event the Company fails to comply with any of the requirements set out in clauses 7.1 or 7.2 above, SEN is under no obligation to advertise that material and no refund will be provided, provided that SEN will notify the Company of such failure and if time permits, the Company will have the opportunity to rectify such material. The Company will remain liable for website or other space allocated to advertising material that is not lodged in accordance with these requirements and not rectified in a timely manner.

7.4 The Company acknowledges and agrees that because of the nature of the Services, the Services may be subject to interruption from time to time. The Company will be notified where practicable.

8 SCOPE OF PRODUCTION WORKS

8.1 In the event the Services include the production of any television or radio programming:

(a) SEN will comply with the Company's reasonable requests subject to such requests not increasing the production or any promotion of the production from the agreed package described in Clause 1.1 and not increasing the costs to SEN in providing the production or promotion of the production; and

(b) each Program filmed or broadcast is to be provided to the Company in an agreed format within an agreed time period after the conclusion of the broadcast of that Program in accordance with Clause 1.1.

8.2 In the event the Services include insertion of Company branding in television programming:

(a) SEN will, at the cost of the Company, provide or procure any graphical production elements including openers, closers, scoring and any on-screen information required for the broadcasts as well as all music and third-party licensing arrangements to the extent required and set out in clause 1.1; and

(b) SEN will, at the cost of the Company, produce program elements such as graphics, credits, sweepers, supers, leader boards, titles, alfa wipes, and stingers to the extent required and set out in clause 1.1.

9 TERMINATION OF CONTRACT

9.1 Either Party may by notice in writing terminate this Letter of Agreement with immediate effect if either Party:

(a) breaches any material term of this Agreement that can be rectified and fails to rectify same within seven (7) days of receipt of notice of the breach;

(b) subject to applicable laws, is or becomes insolvent;

(c) commits a material breach of this Letter of Agreement that cannot be rectified; or

(d) is involved in any conduct that might harm either parties' name, image or reputation.

9.2 In the event either party provides any notice of termination pursuant to clause 9.1 then, without prejudice to any other rights or remedies it may have, SEN may do any or all of the following:

(a) require the Company to immediately pay in full any and all monies unpaid by the Company to SEN;

(b) suspend, terminate or otherwise amend in its absolute discretion the provision of credit to the Company (if any);

(c) require the Company to pay in advance all amounts in respect of subsequent requests for Services and pay any collection fees, legal and other costs and outgoings incurred as a result of the event giving rise to such termination; and

(d) cease or refuse to provide any further Services to the Company, including cancellation of the production or broadcast or publication of any advertisement or program that has not been broadcast or published on or before the date of notice; and

(e) suspend, terminate or otherwise amend any Booking Agreement previously entered into by the Parties.

10 DISBURSEMENTS

10.1 Any commercial production in excess of that specified in any Booking Agreement will be charged at $500 for the first commercial and $300 for each subsequent commercial during the Term.

11 INTELLECTUAL PROPERTY

11.1 The contents of this Letter of Agreement and the copyright and other intellectual property rights created by the provision of Services, including any material created, developed or produced by SEN for or in relation to promotions, concepts, scripts, copy writing or other creative material associated with the Services, will be and will remain the property of SEN and the Company will have no rights in or in respect of that material and must not deal or allow any other person or entity to deal in any way with that material without the prior written consent of SEN.

12 SCOPE OF WORKS

12.1 In providing the Services, SEN will comply with the Company's reasonable instructions subject to the Company not increasing the promotion beyond the agreed package, not increasing or altering any of the Services and not increasing the costs to SEN in providing the Services or any part of the promotion.

13 WARRANTIES

13.1 The Company warrants that advertising material and other information provided to SEN by the Company:

(a) complies with all laws, statutes, regulations, codes of practice and any standards determined by any relevant regulatory agency or industry self-regulatory body applicable to the Services, including any Commercial Radio Australia or ACMA codes, standards or guidelines and any laws governing betting-related advertising;

(b) complies with any standard or requirement specified by SEN and notified to the Company from time to time;

(c) does not infringe copyright, trademark or other intellectual property or other legal rights of any person;

(d) is not false or misleading and is true in substance and in fact;

(e) does not infringe the Competition and Consumer Act 2010 (Cth) or the Broadcasting Services Act 1992 (Cth); and

(f) does not contain anything that may give rise to any cause of action by a third party against SEN, including without limitation material which is misleading and deceptive or defamatory or obscene or which infringes any right of privacy or personality or which otherwise causes injury or damages to a person.

13.2 The Company warrants that it has the right to procure the Services and make any bookings under any Booking Agreement in addition to the warranties provided above.

14 INDEMNITIES AND LIABILITY

14.1 The Company unconditionally and irrevocably indemnifies SEN and any member of the Sports Entertainment Group of Companies and their respective directors, officers, employees and agents against any action, liability, proceeding, demand, damages, costs (including legal costs on a full indemnity basis), claim, loss or expense however arising or incurred (or agreed to be paid by way of settlement or compromise) whether directly or indirectly in connection with display, publication or broadcast or any matter or thing relating to or in connection with any advertising or other materials lodged with SEN by or on behalf of the Company or any breach by Company of any clause of this Letter of Agreement, unless caused by the gross negligence, fraud or wilful misconduct of SEN.

14.2 Without limiting Clause 14.1, to the extent permitted by law SEN will not be responsible or liable for the sound quality of the broadcast or program or publication of any advertisement or broadcast or any failure to broadcast or publish any advertisement or program due to cancellation, technical failure, broadcasts required by law or emergency announcements or any cause beyond SEN's reasonable control; and

14.3 Where the law prohibits the exclusion of liability for an implied term, the term is included in these terms and conditions, however to the extent permitted by law, SEN's liability for any individual breach of that term will be limited to the supply of the services again or paying the cost of doing so.

14.4 To the extent permitted by law, neither SEN nor any member of the Sports Entertainment Group of Companies nor their respective directors, officers, employees or agents have any liability to Client or any Agency whether in contract, tort or otherwise for any loss, cost or damage (including without limitation for or in respect of any consequential, special or indirect liability, loss, damage, cost, charge or expense, loss of profits or data) of any kind arising from the display, broadcast or publication of any materials (including any event) provided to SEN by or on behalf of the Company or staged by or on behalf of the Company. Further, SEN gives no warranty or representation about the impact of any programming or advertising on the business of the Company.

15 NON-COMPETITION GUARANTEE

15.1 Advertising timeslots during, before and after any advertisements or programming (including the Programs), including stand-alone advertisements, and in-programming commercial branding (the "**Timeslots**"), do not fall within the scope of this Letter of Agreement and are not within the control of SEN or the Company. SEN cannot prevent or influence what is aired during the Timeslots and cannot provide any assurance as to the nature of advertising or branding within the Timeslots, or the nature of the businesses being promoted during the Timeslots, other than to the extent expressly set out in Clause 1 of this Letter of Agreement.

16 CONFIDENTIAL INFORMATION

16.1 Each Party agrees to keep the other Party's information confidential (except where disclosure is permitted by the other Party or except as required by law or any ASX Listing Rules) and take whatever measures that are reasonably necessary to preserve such confidentiality.

17 GOVERNING LAW

17.1 This Letter of Agreement and its terms will be governed by the laws in force in Victoria and each party submits to the jurisdiction of courts exercising judgment in that State.

18 FORCE MAJEURE

18.1 If SEN is prevented or delayed in the performance of any of its obligations by a force majeure event, being an event beyond its reasonable control, it shall be excused from the performance or the punctual performance as the case may be for so long as such event shall continue and the parties' obligations under this Letter of Agreement solely with respect to matters arising after that force majeure event, from the time of that force majeure event, will be suspended until the force majeure event ceases/subsides.

19 ENTIRE AGREEMENT

19.1 This Letter of Agreement (along with any Booking Agreement entered into by the Parties) constitutes the entire agreement between SEN and the Company in relation to the provision of the Services. The Company expressly warrants and agrees that it has not relied upon any previous agreements, understandings, negotiations and any terms implied by trade custom, practice, course of dealing or otherwise by law in entering into these terms and conditions. Except to the extent of any Booking Agreement entered into by the Parties to supplement any arrangements in this Letter of Agreement, this Letter of Agreement entirely supersedes all previous agreements, understandings, negotiations and any terms implied by trade custom, practice, course of dealing or otherwise by law in relation to the Services or the subject matter of this Letter of Agreement.

20 TRANSFER

20.1 SEN, acting reasonably and in its legitimate interests, may at any time assign, transfer, sell, mortgage, charge, pledge or otherwise deal with all or any part of its rights and obligations under this Letter of Agreement in its absolute discretion without the need to obtain the consent of the Company. The Company may not (and must not attempt to) assign, transfer, sell, mortgage, charge, pledge or otherwise deal with all or any part of its rights and obligations under this Letter of Agreement.

21 LEGALLY BINDING EFFECT

21.1 By signing and counter-signing this Letter of Agreement, the Parties acknowledge and agree that they are bound by the terms of this Letter of Agreement and that this Letter of Agreement continues in force in accordance with its terms and conditions. Please indicate your acceptance of this Letter of Agreement by signing where

indicated below and returning a copy of the executed version to be at daniel.mcguire@sen.com.au.

SIGNED by an authorised representative of **SPORTS ENTERTAINMENT NETWORK PTY LTD** (ACN 129 637 378):

Signature of Authorised Signatory	Signature of Witness
Name of Authorised Signatory	Name of Witness

SIGNED by an authorised representative of **APPLE ISPORTS AUSTRALIA PTY LTD** (ABN 73 655 174 280):

Signature of Authorised Signatory	Signature of Witness
Name of Authorised Signatory	Name of Witness

SPORTS ENTERTAINMENT NETWORK.
Level 5, 111 Coventry Street, Southbank VIC 3006
ABN: 63 129 637 378

APPENDIX 1

COMPANY INFORMATION

Client:	Apple ISports
Contact:	Lee Saltzer
Job Title:	Chief Operating Officer
Booking Agency	
Billing Agency	
Address:	Level 1, 9/30 Prohasky Street, Port Melbourne VIC 3207
Email:	lee.saltzer@appleisports.com
ABN	73655174280
SEN Representative:	Daniel McGuire & Jodie Park

BOOKING CONFIRMATION - Apple ISports

MEDIA SCHEDULE (Week commencing Monday)	ENTITLEMENT	LENGTH	JUNE 29 5 12 19 26	No. of Markets	Average Entitlements (Per Market)	Total Entitlements (All Markets)	Casual Value (All Markets)	Total Casual Value	Total Investment
		WEEK COMMENCING MONDAY							
BMAD COMMERCIALS									
SEN BMAD COMMERCIALS **Monday to Sunday 6am-7pm** Melbourne SEN 1116 Sydney SEN 1170 Brisbane SENQ 693 Adelaide SEN SA 1629, SEN WA, SEN Top End 1611	BMAD Commercials	30 seconds	75	6	75	450	$ 750	$ 56,250	
SEN BMAD COMMERCIALS **Monday to Sunday 6am-7pm** Melbourne SEN 1116 Sydney SEN 1170 Brisbane SENQ 693 Adelaide SEN SA 1629, SEN WA, SEN Top End 1611	BMAD Commercials	15 seconds	50	6	50	300	$ 400	$ 20,000	$ 100,000
SENTRACK COMMERCIALS **Monday to Sunday BMAD 6am-7pm** VIC - Melbourne SENTrack 1593am, Sunraysia SENTrack 89.1FM, Latrobe Valley SENTrack 91.9FM NSW & ACT - Sydney SENTrack 1539am, Illawarra SENTrack 1575am, Central Coast SENTrack 801am, Griffith SENTrack 90.3FM, Canberra SENTrack 1323am QLD - Brisbane SENTrack 1053am, Atherton SENTrack 99.1FM, Ingham SENTrack96.9FM, Darling Downs SENTrack 91.5FM, Kingaroy SENTrack 96.3FM WA - Perth SENTrack 657am TAS - North Tasmania SENTrack 1611am	BMAD Commercials	30 seconds	40	16	40	640	$ 400	$ 16,000	
DIGITAL AMPLIFICATION									
DIGITAL SEN.COM.AU / SEN App / Social Media	RON Display (Web & App)	Impression	100000	1	100,000	100,000	$ 0.080	$ 8,000	
							TOTAL	$ 100,250	$ 100,000

*Denotes integration only markets

	$ 100,000
Less Agency Commission (10%)	$ -
Plus GST	$ 10,000
TOTAL INCLUSIVE OF GST	$ 110,000

THE CLIENT (AGENCY)

Signature: ____________________

Name: ____________________

Date: ____________________

SPORTS ENTERTAINMENT NETWORK

Signature: ____________________

Name: ____________________

Date: ____________________

This Booking Confirmation provided by Sports Entertainment Network to The Client or Agency is for the provision of services outlined above.

The Client or Agency confirms they have read, understood and agreed to Sports Entertainment Network's Terms and Conditions as previously provided and agree to the Payment Schedule outlined within this Booking Confirmation.

Should you require a copy of Sports Entertainment Network's Terms and Conditions please email receivables@sen.com.au
For full advertising booking terms and conditions, go to:
AU: https://www.sportsentertainmentnetwork.com.au/booking-terms-conditions
NZ: https://www.sportsentertainmentnetwork.com.au/booking-terms-conditions-nz

The Client has the exclusive right to renew this partnership until the subject to the continuation of the media asset(s)

INVOICE DATE	DUE DATE	AMOUNT (pre GST & agency commission)
		$ -

SPORTS ENTERTAINMENT NETWORK

APPENDIX 2